EXHIBIT 99.1

LHC Group Announces Fourth Quarter 2018 Financial Results

2019 Guidance Highlights Strong Earnings Accretion from Almost Family Acquisition and Contributions from Joint Ventures

LAFAYETTE, La., Feb. 27, 2019 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter and year ended December 31, 2018. Unless otherwise noted, all results for the fourth quarter and year ended December 31, 2018 are compared with the fourth quarter and year ended December 31, 2017.

Fourth Quarter of 2018 Financial Results – Strong Finish to the Year as Expected

  Net service revenue increased 75.1% to $509.8 million.
  Net income attributable to LHC Group’s common stockholders increased 11.5% to $20.6 million. Due to a 72.6% increase in weighted average diluted shares outstanding as well as an increase of $0.75 per diluted share in the prior-year period from the impact of the Tax Cuts and Jobs Act of 2017 and the effect of costs and expenses described within the adjusted results below, earnings per diluted share attributable to LHC Group’s common stockholders decreased 35.3% to $0.66.
  Adjusted net income attributable to LHC Group’s common stockholders increased 185.8% to $32.1 million. Adjusted net income attributable to LHC Group’s common stockholders per diluted share increased 66.1% to $1.03.(1)
  Adjusted results for the fourth quarter of 2018 exclude transaction and other transition related costs, expenses related to certain closures and relocations and the excess tax benefit due to the exercise of stock options related to the Almost Family acquisition in the aggregate amount of $11.5 million after tax, or $0.37 per diluted share.
  Total growth in home health admissions was 85.6%; organic growth was 7.8%.
  Total growth in home health revenue was 76.3%; organic growth was 6.6%.
  Total growth in hospice admissions was 24.7%; organic growth was 9.2%.

Full Year 2018 Financial Results – Reaches Top End of Adjusted EPS Guidance with 14.5% Accretion from Almost Family Acquisition

  Net service revenue increased 70.3% to $1.81 billion.
  Net income attributable to LHC Group’s common stockholders increased 26.9% to $63.6 million. Due to a 54.6% increase in weighted average diluted shares outstanding as well as an increase of $0.76 per diluted share in the prior-year period from the impact of the Tax Cuts and Jobs Act of 2017 on net deferred tax liabilities and the effect of costs and expenses described within the adjusted results below, earnings per diluted share attributable to LHC Group’s common stockholders decreased 17.9% to $2.29 per diluted share.
  Adjusted net income attributable to LHC Group’s common stockholders increased 126.8% to $98.7 million. Adjusted net income attributable to LHC Group’s common stockholders per diluted share increased 46.7% to $3.55(1).
  Total growth in home health admissions was 72.7%; organic growth was 8.2%.
  Total growth in home health revenue was 66.1%; organic growth was 8.5%.
  Total growth in hospice admissions was 32.4%; organic growth was 7.2%.

(1) See “Reconciliation of Non-GAAP Measures – Adjusted net income attributable to LHC Group” to GAAP results on page 12.

Operational and Strategic Highlights

  LHC Group quality and patient satisfaction scores continue to exceed the national average with 99% of its same store locations having CMS Quality Star ratings of four stars or greater when excluding recent acquisitions.
  Completed the merger and back office integration with Almost Family, Inc. adding 251 home health, 13 hospice and 65 home and community based services locations, along with adding our fifth operating segment, healthcare innovations, which includes our ACO management service, managed care assessment business line and nurse practitioner business line.  LHC Group realized a total of approximately $13.8 million in pre-tax synergies in 2018 from its acquisition of Almost Family.
  In addition to Almost Family, LHC Group also acquired eight home health, hospice or home and community based services locations during the twelve months ended December 31, 2018, of which, seven were hospital joint ventures. Including the acquisition of Almost Family, these acquisitions produced a record year of $822.6 million in annual revenue prior to acquisition.
  Our number of ACO’s under Company management for the year ended December 31, 2018 increased to 30 ACO’s covering 460,000 Medicare lives from 16 ACOs in 2017, which covered 140,000 Medicare lives.
  Operating cash flow increased 235.9% to $108.6 million in 2018 as compared to $32.3 million in 2017.
  Successfully expanded our available capital for future transactions with approximately $240.0 million available under our credit facility, with an additional $200 million accordion available.  Our pipeline continues to be robust.
  In the first two months of 2019, LHC Group has acquired, or agreed to acquire, subject to customary closing conditions, 10 home health and 5 hospice locations, which produced $39.0 million in annual revenue prior to acquisition. The largest transaction to date was the agreement for a joint venture with Geisinger Home Health and Hospice and AtlantiCare Home Health and Hospice for locations in Pennsylvania and New Jersey.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “As it stands today, we are six months ahead of schedule of our integration of the Almost Family acquisition. We have been able to maintain an aggressive growth posture through the integration as evidenced by the incremental growth in our partnership with LifePoint, the joint venture transaction with Unity Health and the recently announced larger scale joint venture with Geisinger.”

“The growth potential that exists within all of our service lines led to strong growth in 2018,” added Mr. Myers. “When we combine this potential with a national in-home healthcare platform licensed to serve over 60 percent of the age 65+ population in the U.S. and a proven operational model, we expect that momentum to continue. The Home Care industry has made a dramatic transformation over the past decade. We are delivering measurable value through generating equal or superior outcomes and patient satisfaction to those we serve in the comfort and privacy of their homes where they want to be, at a fraction of the cost of care provided in more costly institutional settings.”

Joint Venture Strategy – Accelerating Momentum after Record Year in 2018
On December 10, 2018, LHC Group expanded its existing partnership with LifePoint Health with the finalization of two transactions to acquire ownership of home health service providers in Hickory, N.C. and Danville, Va. These acquisitions represented annualized revenue of approximately $6.3 million. Since forming the original partnership with LifePoint Health in January 2017, the joint venture has grown to include 33 home health locations, 14 hospice locations and one home and community based services location.

On January 31, 2019, LHC Group and Unity Health finalized an equity partnership agreement to purchase and share ownership of two home health providers in Arkansas: Unity Health – White County Medical Center Home Health in Searcy and Unity Health – Harris Medical Center Home Health in Newport. These agencies, which serve their local communities and the Northeast Arkansas region, represent annualized revenue of approximately $4.0 million.

On February 26, 2019, LHC Group and Geisinger Home Health and Hospice, and AtlantiCare Home Health and Hospice entered into a definitive agreement for a joint venture partnership to enhance home health and hospice services at Geisinger locations in Pennsylvania and at AtlantiCare – A Member of Geisinger in Atlantic County, New Jersey. The joint venture is expected to be completed by April 1 for the Pennsylvania locations, and by June 1 for New Jersey, subject to customary closing conditions, at which time LHC Group will purchase majority ownership of Geisinger’s home health and hospice services and assume management responsibility. LHC Group expects annualized revenue from this joint venture of approximately $35.0 million and that it will not materially affect its 2019 diluted earnings per share.

Full Year 2019 Guidance – 18.3% Adjusted Earnings Growth at the Midpoint is Expected to be Fueled by Strong Organic Growth and Recent Acquisition Accretion
Full year 2019 net service revenue is expected to be in a range of $2.08 billion to $2.13 billion, adjusted earnings per diluted share is expected to be in a range of $4.15 to $4.25, and Adjusted EBITDA, less non-controlling interest, is expected to be in a range of $212 million to $218 million. The guidance assumes the following:

  The Company expects to achieve an additional $12 million to $17 million in pre-tax cost synergies in 2019 in connection with the Almost Family transaction, bringing the total run-rate cost synergies by the second half of 2019 to a range of $25 million to $30 million;
  An estimated effective tax rate of 28% to 29%; and
  Weighted average diluted shares of approximately 31.3 million for the full year of 2019.

The Company’s guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. The adjusted earnings guidance for 2019 is presented on a non-GAAP basis, as it does not include the impact of transaction related costs, integration related expenses or other expenses related to the acquisition of Almost Family or other acquisitions. Given the difficulty in predicting the future amount and timing of these expenses, the Company cannot reasonably provide a full reconciliation of its fiscal year 2019 adjusted earnings per share guidance to GAAP earnings per share.

Joshua L. Proffitt, LHC Group’s Chief Financial Officer, added, “2018 was a solid year for LHC Group and one in which we had continued strong organic growth along with achieving 14.5% accretion from our acquisition of Almost Family. Our outlook for 2019 is predicated on continuing to generate strong organic growth in both the legacy LHC Group and acquired locations and higher contribution margins from $1.03 billion of acquisitions completed in the past three years. With a robust M&A pipeline, strong free cash flow and low leverage, we are well positioned for continued growth through acquisitions and joint ventures.”

Conference Call
LHC Group will host a conference call on Thursday, February 28, 2019, at 9:00 a.m. Eastern time to discuss its fourth quarter 2018 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on March 8, 2019, by dialing (855) 859‑2056 (international callers: (404) 537-3406) and entering confirmation number 5070228. The Company posted supplemental financial information on the fourth quarter and 2018 results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company’s Investor Relations page.

A live webcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 36 states – reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 340 leading hospitals around the country.

Forward-looking Statements
This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2019 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s  businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the  Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	December 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash	$49,363	$2,849
Receivables:
Patient accounts receivable	252,592	161,898
Other receivables	6,658	3,163
Amounts due from governmental entities	830	830
Total receivables	260,080	165,891
Prepaid income taxes	11,788	7,006
Prepaid expenses	24,775	13,042
Other current assets	20,899	12,177
Total current assets	366,905	200,965
Property, building and equipment, net of accumulated depreciation of $55,253 and $43,565, respectively	79,563	46,453
Goodwill	1,161,717	392,601
Intangible assets, net of accumulated amortization of $15,176 and $13,041, respectively	297,379	134,610
Assets held for sale	2,850	—
Other assets	20,301	19,073
Total assets	$1,928,715	$793,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$77,135	$39,750
Salaries, wages, and benefits payable	84,254	44,747
Self-insurance reserve	32,776	12,450
Current portion of long-term debt	7,773	286
Amounts due to governmental entities	4,174	5,019
Total current liabilities	206,112	102,252
Deferred income taxes	43,306	27,466
Income taxes payable	4,297	—
Revolving credit facility	235,000	144,000
Long term notes payable	930	—
Total liabilities	489,645	273,718
Noncontrolling interest — redeemable	14,596	13,393
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 and 40,000,000 shares authorized in 2018 and 2017, respectively; 35,636,414 and 22,640,046 shares issued in 2018 and 2017, respectively	356	226
Treasury stock — 4,958,721 and 4,890,504 shares at cost, respectively	(49,374)	(42,249)
Additional paid-in capital	937,968	126,490
Retained earnings	427,975	364,401
Total LHC Group, Inc. stockholders’ equity	1,316,925	448,868
Noncontrolling interest — non-redeemable	107,549	57,723
Total equity	1,424,474	506,591
Total liabilities and equity	$1,928,715	$793,702

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018(1)	2017
Net service revenue	$509,841	$291,140	$1,809,963	$1,062,602
Cost of service revenue	324,539	187,426	1,156,357	675,810
Gross margin	185,302	103,714	653,606	386,792
General and administrative expenses	145,609	89,108	537,916	310,539
Impairment of intangibles and other	3,562	1,513	4,689	1,571
Operating income	36,131	13,093	111,001	74,682
Interest expense	(3,255)	(1,170)	(9,679)	(3,352)
Income before income taxes and noncontrolling interest	32,876	11,923	101,322	71,330
Income tax expense	7,568	(9,466)	22,399	10,944
Net income	25,308	21,389	78,923	60,386
Less net income attributable to noncontrolling interests	4,756	2,954	15,349	10,274
Net income attributable to LHC Group, Inc.’s common stockholders	$20,552	$18,435	$63,574	$50,112
Earnings per share attributable to LHC Group, Inc.'s common stockholders:
Basic	$0.67	$1.04	$2.31	$2.83
Diluted	$0.66	$1.02	$2.29	$2.79
Weighted average shares outstanding:
Basic	30,777,556	17,749,872	27,498,351	17,715,992
Diluted	31,142,061	18,043,297	27,773,396	17,961,018

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended December 31,
	2018	2017
Operating activities:
Net income	$78,923	$60,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,362	13,422
Stock-based compensation expense	9,358	5,964
Deferred income taxes	19,453	(4,475)
Loss on disposal of assets	319	60
Impairment of intangibles and other	4,370	1,511
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(362)	(26,906)
Prepaid expenses and other assets	(10,257)	(26,973)
Prepaid income taxes	(2,519)	(7,006)
Accounts payable and accrued expenses	(6,577)	19,666
Income tax payable	511	(3,499)
Net amounts due to/from governmental entities	(996)	176
Net cash provided by operating activities	108,585	32,326
Investing activities:
Purchases of property, building and equipment	(32,993)	(10,176)
Cash acquired from business combination, net of cash paid	7,702	(64,598)
Net cash used in investing activities	(25,291)	(74,774)
Financing activities:
Proceeds from line of credit	303,943	96,000
Payments on line of credit	(319,743)	(39,000)
Proceeds from employee stock purchase plan	1,342	1,026
Payments on debt	(4,975)	(260)
Payments on deferred financing fees	(1,884)	—
Noncontrolling interest distributions	(12,134)	(11,382)
Withholding taxes paid on stock-based compensation	(7,125)	(3,114)
Purchase of additional controlling interest	(412)	(1,488)
Sale of noncontrolling interest	4,208	251
Net cash (used in) provided by financing activities	(36,780)	42,033
Change in cash	46,514	(415)
Cash at beginning of period	2,849	3,264
Cash at end of period	$49,363	$2,849
Supplemental disclosures of cash flow information:
Interest paid	$9,067	$3,853
Income taxes paid	$5,703	$25,199

Non-cash financing and investing activity:
Accrued capital expenditures	$3,449	$—
Consideration transferred for a business combination	$795,412	$—
Income taxes paid	$7,705	$—

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands, Unaudited)

	Three Months Ended December 31, 2018
	Home health services	Hospice services	Home and CBS	Facility- based services	HCI	Total
Net service revenue	$367,107	$52,976	$52,885	$27,439	$9,434	$509,841
Cost of service revenue	225,999	35,435	40,329	17,797	4,979	324,539
Gross margin	141,108	17,541	12,556	9,642	4,455	185,302
General and administrative expenses	100,358	17,798	11,407	9,903	6,143	145,609
Impairment of intangibles and other	1,073	162	(10)	200	2,137	3,562
Operating income (loss)	39,677	(419)	1,159	(461)	(3,825)	36,131
Interest expense	(2,427)	(415)	(82)	(181)	(150)	(3,255)
Income (loss) before income taxes and noncontrolling interest	37,250	(834)	1,077	(642)	(3,975)	32,876
Income tax expense (benefit)	8,688	(141)	370	(439)	(910)	7,568
Net income (loss)	28,562	(693)	707	(203)	(3,065)	25,308
Less net income (loss) attributable to noncontrolling interests	3,873	548	(119)	461	(7)	4,756
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$24,689	$(1,241)	$826	$(664)	$(3,058)	$20,552
Total assets	$1,336,537	$209,680	$236,523	$70,261	$75,714	$1,928,715

	Three Months Ended December 31, 2017
	Home health services	Hospice services	Home and CBS	Facility- based services	HCI	Total
Net service revenue	$208,199	$42,431	$12,756	$27,754	$—	$291,140
Cost of service revenue	129,283	28,782	10,339	19,022	—	187,426
Gross margin	78,916	13,649	2,417	8,732	—	103,714
General and administrative expenses	63,854	13,061	2,984	9,209	—	89,108
Impairment of intangibles and other	1,493	1	—	19	—	1,513
Operating income (loss)	13,569	587	(567)	(496)	—	13,093
Interest expense	(925)	(169)	(62)	(14)	—	(1,170)
Income (loss) before income taxes and noncontrolling interest	12,644	418	(629)	(510)	—	11,923
Income tax expense (benefit)	(7,204)	(1,382)	(446)	(434)	—	(9,466)
Net income	19,848	1,800	(183)	(76)	—	21,389
Less net income (loss) attributable to noncontrolling interests	3,049	210	(104)	(201)	—	2,954
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$16,799	$1,590	$(79)	$125	$—	$18,435
Total assets	$534,385	$155,230	$48,216	$55,871	$—	$793,702

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)

	Twelve Months Ended December 31, 2018
	Home health services	Hospice services	Home and CBS	Facility- based services	HCI	Total
Net service revenue	$1,291,457	$199,118	$172,501	$113,784	$33,103	$1,809,963
Cost of service revenue	802,006	130,991	130,660	76,899	15,801	1,156,357
Gross margin	489,451	68,127	41,841	36,885	17,302	653,606
General and administrative expenses	378,124	60,933	40,467	39,638	18,754	537,916
Impairment of intangibles and other	1,816	186	(6)	554	2,139	4,689
Operating income (loss)	109,511	7,008	1,380	(3,307)	(3,591)	111,001
Interest expense	(7,060)	(1,529)	(76)	(545)	(469)	(9,679)
Income (loss) before income taxes and noncontrolling interest	102,451	5,479	1,304	(3,852)	(4,060)	101,322
Income tax expense (benefit)	22,711	1,227	420	(1,136)	(823)	22,399
Net income (loss)	79,740	4,252	884	(2,716)	(3,237)	78,923
Less net income (loss) attributable to noncontrolling interests	13,361	1,764	(275)	589	(90)	15,349
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$66,379	$2,488	$1,159	$(3,305)	$(3,147)	$63,574

	Twelve Months Ended December 31, 2017
	Home health services	Hospice services	Home and CBS	Facility- based services	HCI	Total
Net service revenue	$777,583	$157,287	$46,159	$81,573	$—	$1,062,602
Cost of service revenue	482,179	103,969	35,244	54,418	—	675,810
Cost of service revenue	295,404	53,318	10,915	27,155	—	386,792
General and administrative expenses	229,264	45,516	9,946	25,813	—	310,539
Impairment of intangibles and other	1,612	22	—	(63)	—	1,571
Operating income	64,528	7,780	969	1,405	—	74,682
Interest expense	(2,546)	(511)	(191)	(104)	—	(3.352)
Income before income taxes and noncontrolling interest	61,982	7,269	778	1,301	—	71,330
Income tax expense	9,509	1,057	156	222	—	10,944
Net income	52,473	6,212	622	1,079	—	60,386
Less net income (loss) attributable to noncontrolling interests	9,102	1,248	(111)	35	—	10,274
Net income attributable to LHC Group, Inc.’s common stockholders	$43,371	$4,964	$733	$1,044	$—	$50,112

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Key Data:
Home-Health Services:
Locations	543	315	543	315
Acquired	4	1	260	43
De novo	–	1	–	3
Divested/Consolidated	(18)	(9)	(38)	(12)
Total new admissions	92,168	49,668	331,839	192,116
Medicare new admissions	56,919	30,745	206,077	120,177
Average daily census	75,869	44,362	75,946	43,107
Average Medicare daily census	49,858	29,925	50,491	29,514
Medicare completed and billed episodes	93,950	54,493	338,247	213,255
Average Medicare case mix for completed and billed Medicare episodes	1.11	1.11	1.10	1.10
Average reimbursement per completed and billed Medicare episodes	$2,991	$2,830	$2,934	$2,817
Total visits	2,485,083	1,448,351	8,957,390	5,565,371
Total Medicare visits	1,659,256	987,586	6,034,664	3,899,678
Average visits per completed and billed Medicare episodes	17.7	18.1	17.8	18.3
Organic growth:(1)
Net revenue	6.6%	7.8%	8.5%	10.0%
Net Medicare revenue	1.4%	1.8%	4.0%	4.7%
Total new admissions	7.8%	5.3%	8.2%	10.7%
Medicare new admissions	3.5%	1.6%	4.8%	5.4%
Average daily census	2.9%	1.0%	2.9%	4.2%
Average Medicare daily census	-1.1%	-3.8%	-0.9%	-1.3%
Medicare completed and billed episodes	1.0%	-2.7%	1.1%	1.1%

Home and Community-Based Services:
Locations	81	12	81	12
Acquired	1	1	65	1
De novo	–	–	4	–
Divested/Consolidated	–	–	–	–
Average daily census	14,642	2,161	14,392	1,849
Billable hours	2,257,127	469,963	7,259,191	1,644,372
Revenue per billable hour	$23.87	$27.88	$24.17	$28.53

Hospice-Based Services:
Locations	104	91	104	91
Acquired	2	–	18	27
De novo	–	–	1	1
Divested/Consolidated	(3)	–	(6)	(2)
Admissions	4,558	3,655	17,697	13,369
Average daily census	3,995	3,180	3,603	3,036
Patient days	351,742	292,568	1,314,581	1,108,323
Average revenue per patient day	$153	$147	$154	$144

Facility-Based Services:
Long-term Acute Care
Locations	12	14	12	14
Acquired	–	–	–	6
Divested/Consolidated	(1)	–	(2)	–
Patient days	18,409	21,719	83,889	63,168
Average revenue per patient day	$1,359	$1,170	$1,269	$1,152
Occupancy rate	64.5%	73.1%	74.1%	74.7%

 (1)    Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUE AFTER ADOPTION OF ASU 2014-09
(Amounts in thousands, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net Service Revenue, pre-adoption	$515,638	$292,386	$1,835,478	$1,072,086
Less: Implicit price concession (1)	5,797	1,246	25,515	9,484
Net Service Revenue, post-adoption	$509,841	$291,140	$1,809,963	$1,062,602

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands, Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income attributable to LHC Group, Inc.’s common stockholders	$20,552	$18,435	$63,574	$50,112
Add (net of tax):
AFAM and other acquisition expenses (2)	4,235	3,816	23,524	4,299
Closures/relocations (3)	7,271	2,566	12,070	2,695
Excess tax benefit (4)	─	─	(1,200)	─
Income tax effect of adjustments to income (5)	─	─	689	─
New tax rate (6)	─	(13,602)	─	(13,602)
Adjusted net income attributable to	$32,058	$11,215	$98,657	$43,504
LHC Group, Inc.’s common stockholders

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income attributable to LHC Group, Inc.’s common stockholders	$0.66	$1.02	$2.29	$2.79
Add (net of tax):
AFAM and other acquisition expenses (2)	0.14	0.21	0.85	0.24
Closures/relocations (3)	0.23	0.14	0.43	0.15
Excess tax benefit (4)	─	─	(0.04)	─
Income tax effect of adjustments to income (5)	─	─	0.02	─
New tax rate (6)	─	(0.75)	─	(0.76)
Adjusted net income attributable to	$1.03	$0.62	$3.55	$2.42
LHC Group, Inc.’s common stockholders

(1) All amounts previously classified as provision for bad debts are now classified as implicit price concessions in determining the transaction price of the Company's net service revenue.
(2) Transition and integration costs associated with the acquisition of Almost Family ($5.9 million pre-tax in the three months ended December 31, 2018 and $33.0 million in the twelve months ended December 31, 2018).
(3) Expenses and impairments associated with the closure or consolidation of 28 locations in 2018. ($10.2 million pre-tax in the three months ended December 31, 2018 and $16.9 million in the twelve months ended December 31, 2018).
(4) Tax benefit due to the exercise of stock options related to the Almost Family acquisition.
(5) The year-to-date effective tax rate was 26.1% as excess tax benefits exceeded the impact of certain deal and transaction costs that are not deductible related to the acquisitions. We continue to anticipate a normalized effective tax rate of 28% to 29% and have used that tax rate in the presentation of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share.
(6) The passage of the Tax Cuts and Jobs Act of 2017 reduced the deferred tax liability by $13.6 million in 2017.

We have included certain financial measures in this press release, including adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define adjusted net income attributable to LHC Group as net income attributable to LHC Group adjusted for the AFAM acquisition and other closure costs. We define adjusted net income attributable to LHC Group per diluted share as net income attributable to LHC Group adjusted for the AFAM acquisition and other closure costs divided by weighted average diluted shares outstanding.

Adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share are not measures of our financial performance under GAAP and should not be considered as alternatives to net income attributable to LHC Group, net income attributable to LHC Group per diluted share or any other performance measures derived in accordance with GAAP. Our measurements of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share may not be comparable to similarly titled measures of other companies. We have included information concerning adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present adjusted net income and adjusted net income per diluted share when reporting their results. Our presentation of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com